Exhibit 10.10

FIRST AMENDMENT TO LEASE

This First Amendment to Lease (this “Amendment”) is made as of the 8th day of August, 2007, by and between BROOKWOOD MIDDLETOWN TECH, LLC, a Delaware limited liability company, successor in interest to TECH PLAZA 2, 3 & 4, LLC, a Rhode Island limited liability company (the “Landlord”) and TOWERSTREAM I, INC., f/k/a TOWERSTREAM CORPORATION, a Delaware corporation (the “Tenant”), in the following circumstances:

A.           Landlord and Tenant are parties to the Lease dated March 21, 2007 (the “Lease”) for the lease of 17,137 rentable square feet of space in the building located in the Tech 2 Plaza Office Building located at 55 Hammarlund Way, Middletown, Rhode Island, and as further described in the Lease (the “Phase I, II and III Premises”).  The parties acknowledge that they are in Phase II of the Lease and that the Phase II Commencement Date and the Phase II Rent Commencement Date have passed.

B.           Tenant has requested that Landlord modify certain of the terms and conditions of the Lease, to expand the premises leased from Landlord to include approximately 25,000 rentable square feet of space in the building located in the Tech 4 Plaza Office Building located at 88 Silva Lane, Middletown, Rhode Island (the “Expansion Premises”), and to allow Tenant to extend the term of the Lease, and Landlord has agreed to modify such terms and conditions, but only upon the terms and conditions set forth below.

NOW, THEREFORE, the undersigned, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, hereby agree as follows:

1.            The definition of “Premises” contained in Section 1.3 of the Lease is hereby amended to include the Expansion Premises, which Expansion Premises is shown on Exhibit A attached hereto.  If the Expansion Premises Commencement Date (as hereinafter defined) occurs during Phase II of the Lease, the definition of Premises Rentable Area during Phase II contained in Section 1.3 of the Lease is hereby amended to be 37,874 rentable square feet.  If the Expansion Premises Commencement Date (as hereinafter defined) occurs during Phase III of the Lease, the definition of Premises Rentable Area during Phase IIII contained in Section 1.3 of the Lease is hereby amended to be 42,137 rentable square feet.  Exhibit A to this Amendment is hereby incorporated by reference into the Lease.  All references in the Lease to the Premises shall mean the Premises as increased by the Expansion Premises.  All references in the Lease to the “Building” shall mean the Tech 2 Office Building, as it applies to the Phase I, II and III Premises, and the Tech 4 Office Building as it applies to the Expansion Premises.  The Expansion Premises are being leased in AS IS condition, without warranty or representation by Landlord.  Tenant’s access to and improvements to the Expansion Premises shall be subject to the terms of the Lease.

2.            The definition of “Building Rentable Area” contained in Section 1.3 of the Lease is hereby deleted in its entirety and the following definition of “Building Rentable Area” is hereby substituted therefore and inserted in place thereof:

“Building Rentable Area:
Tech 2 Plaza Office Building:  44,404 rentable square feet, as measured in accordance with BOMA.
Tech 4 Plaza Office Building:  151,924 rentable square feet, as measured in accordance with BOMA”

3.            The definition of “Escalation Factor” contained in Section 1.3 of the Lease is hereby deleted in its entirety and the following definition of “Escalation Factor” is hereby substituted therefore and inserted in place thereof:

“Escalation Factor Phase I, II and III Premises:  During Phase I the Escalation Factor or “Proportionate Share” shall be 13.07%.  During Phase II the Escalation Factor or “Proportionate Share” shall be 28.99%.  During Phase III, the Escalation Factor or “Proportionate Share” shall be 38.59%.

Escalation Factor Expansion Premises:  The Escalation Factor or “Proportionate Share” for the Expansion Premises shall be 16.46%.”

4.            The definition of “Basic Rent” contained in Section 1.3 of the Lease is hereby deleted in its entirety and the following definition of “Basic Rent” is hereby substituted therefore and inserted in place thereof:

“	Phase I

			Per
	Annual Rent	Monthly Rent	RSF

Month 1 through May 12, 2007	$72,550.00	$6,045.83	$12.50

	Phase II

			Per
	Annual Rent	Monthly Rent	RSF

May 13, 2007 through Phase III Commencement Date	$160,925.00	$13,410.42	$12.50

	Phase III

			Per
	Annual Rent	Monthly Rent	RSF

Phase III Commencement Date Through February 28, 2010	$214,212.50	$17,851.04	$12.50

March 1, 2010 through May 12, 2012	$227,065.25	$18,922.10	$13.25

May 13, 2012 through Termination Date	$239,918.00	$19,993.17	$14.00

Expansion Premises (in addition to Phase II or Phase III Basic Rent as applicable)

			Per
	Annual Rent	Monthly Rent	RSF

Expansion Premises Commencement	$312,500.00	$26,041.67	$12.50
Date through February 28, 2010

March 1, 2010 through May 12, 2012	$331,250.00	$27,604.17	$13.25

May 13, 2012 through Termination Date”	$350,000.00	$29,166.67	$14.00

Notwithstanding anything to the contrary contained herein, the Basic Rent due from Tenant under the Lease for the Expansion Premises shall not be due and payable on 12,500 rentable square feet of the Expansion Premises (the “Free Rent Premises”) for a six (6) month period (the “Free Rent Period”), so that the Basic Rent due from Tenant under the Lease shall be reduced for such six (6) month period by the amount of $156,250.00 (12,500 rentable square feet at $12.50 per square foot), beginning with the month beginning as of the Expansion Commencement Date and continuing for five (5) additional months thereafter.

5.            Tenant shall have, as appurtenant to the Premises and during the Term of this Lease, the right to use any and all furniture, including but not limited to cubicles and desks, within the Expansion Premises.  Landlord makes no representations or warranties regarding the condition of such furniture, and such right to use such furniture is granted in as is condition, where is, with all faults.  Any and all furniture that tenant elects to use will become the personal property of tenant and shall be subject to Section 5.6 of the Lease.

6.            The definition of “Security Deposit” contained in Section 1.3 of the Lease is hereby deleted in its entirety and the following definition of “Security Deposit” is hereby substituted therefore and inserted in place thereof:

“Security Deposit:  As follows:  $105,351.05”

7.            The definition of “Commencement Date” contained in Section 4.1 of the Lease is hereby deleted in its entirety and the following definition of “Commencement Date” is hereby substituted therefore and inserted in place thereof:

“Commencement Date:  The Commencement Date of this Lease is March 1, 2007.  The Phase II Commencement Date is May 13, 2007.  The Phase III Commencement Date shall be the first to occur of the following:  (i) the day following the date Landlord delivers the Phase III Premises to Tenant with Landlord’s Work (as defined in Section 5.5 of the Lease) substantially completed; or (ii) the date on which Tenant occupies all or any part of the Phase III Premises for the conduct of Tenant’s normal business operations; or (iii) the Expansion Premises Commencement Date (as hereinafter defined).  The Expansion Premises Commencement Date is the earlier of (i) the date on which Tenant occupies all or any part of the Expansion Premises for the conduct of Tenant’s normal business operations, or (ii) October 1, 2007.  Landlord and Tenant each hereby agree to execute and deliver a Memorandum of Lease confirming the Phase III Commencement Date and the Expansion Premises Commencement Date once such dates are determined.”

8.            The definition of “Term of this Lease” contained in Section 1.3 of the Lease is hereby deleted in its entirety and the following definition of “Term of this Lease” is hereby substituted therefore and inserted in place thereof:

“Term of this Lease:  Term of this Lease shall be for the period from the Commencement Date through the Expansion Premises Date plus six (6) years, expiring, unless sooner terminated pursuant to the provisions of this Lease, at 11:59 p.m. on the day immediately preceding the sixth (6th) anniversary of the Expansion Premises Commencement Date (“Termination Date”).  Tenant has an option to extend this Lease for one five-year term as set forth below.”

9.            The following terms are herein defined and added and inserted into Section 1.3 of the Lease and made a part thereof:

“Base Taxes: for purposes of Section 8.1 of the Lease, the term “Base Taxes” shall be the amount of Taxes incurred by Landlord for the Calendar Year 2006 for The Phase I, II and III Premises and the Calendar Year 2007 for the Expansion Premises.

Base Operating Expenses: for purposes of Section 9.1 of the Lease, the term “Base Operating Expenses” shall be the amount of Operating Expenses incurred by Landlord in Calendar Year 2007.

Base Utility Expenses: for purposes of Section 9.2 of the Lease, the term “Base Utility Expenses” shall be the amount of Utility Expenses incurred by Landlord in Calendar Year 2007.”

10.          Landlord and Landlord’s Address (for rent payment) in Section 1.2 of the Lease is hereby deleted in its entirety and the following is hereby substituted therefore and inserted in place thereof:

“Landlord:	Brookwood Middletown Tech, LLC
Landlord’s Address (for rent payment):	Brookwood Middletown Tech, LLC
50 Dunham Road
Beverly, MA 01915”

11.         The last clause in Section 9.2(a) of the Lease is hereby deleted in its entirety and the following is hereby substituted therefore and inserted in place thereof:

“provided, however, that Operating Expenses for purposes of this calculation, will not include the portion of Operating Expenses under the sole control of the Landlord (“Controllable Operating Expenses”), if any, that represent a cumulative increase of more than 5% per annum over the level of Controllable Operating Expenses in  the Base Year (Calendar 2007), as adjusted for the extrapolation referenced herein to account for changes in occupancy.”

12.         Tenant shall be entitled to a tenant improvement allowance for the Expansion Premises of $10.00 per rentable square foot, or $250,000.00, towards the cost of any improvements to the Expansion Premises (the “Expansion Allowance”).  Any and all costs for improvements to the Expansion Premises which exceed the Expansion Allowance shall be paid for by Tenant.  Tenant shall not be entitled to payment of that portion of the Expansion Allowance that is attributable to the Free Rent Premises  until the Free Rent Period has expired.  Up to $50,000 of the Expansion Allowance may be allocated by Tenant to work in Tenant’s leased space in the Tech Plaza 2 Office Building.  All tenant improvements (“Expansion Tenant Improvements”) will be completed in accordance with the Tenant Work Letter attached hereto as Exhibit B.

13.         Section 16.17 of the Lease is hereby deleted in its entirety and the following Section 16.17 inserted in place thereof and substituted therefor:

“SECURITY DEPOSIT.            Security Deposit shall be $105,351.05.”

Such Security Deposit shall be due and payable as of the date of execution of this Amendment.

14.         Upon reasonable notice, Tenant shall provide to the occupants of the Tech 2 Plaza Office Building access to the loading dock within the Premises.

15.         Except as otherwise defined herein or as capitalized in ordinary usage, all capitalized terms used herein shall have the same meaning as set forth for such terms in the Lease.

16.         Except as expressly provided herein all of the terms provisions and conditions of the Lease herein shall remain in full force and effect.  In the event that any of the provisions of the Lease are inconsistent with this Amendment or the state of facts contemplated hereby, the provisions of this Amendment shall control.

17.         The terms and conditions of this Amendment shall be binding upon and shall inure to the benefit of Landlord and Tenant and their respective successors and assigns.

18.         Tenant shall have the same rights afforded to it by and obligations contained in Section 5.9 of the Lease at the Expansion Premises as it does at the Phase I, II and III Premises.  Specifically, Tenant may install up to four (4) 10 inch non-penetrating dish antennae and four (4) 24-inch non-penetrating dish antennae on the roof of the Expansion Premises.  These antennae are in addition to the antennae installed at the Phase I, II and III Premises.

      [Signature page follows]

IN WITNESS WHEREOF, the undersigned have duly executed this Amendment as of the date first above written.

LANDLORD:

BROOKWOOD MIDDLETOWN TECH, LLC

By: Brookwood Real Estate Partners II, LLC
its sole member

By:Brookwood Real Estate Co., II, LLC
its Manager

By:	/s/ Eve M. Trilla
Eve M. Trilla
Chief Financial Officer

TENANT:

TOWERSTREAM I, INC.

By:	/s/ George E. Kilguss III
George E. Kilguss III
Chief Financial Officer

EXHIBIT A

The Expansion Premises

EXHIBIT B

Tenant Work Letter

It is agreed that Tenant will complete all improvements in accordance with the following terms:

1.             Tenant Improvements.Tenant shall be responsible for the design and construction of all improvements to the Expansion Premises (“Expansion Tenant Improvements”).  Tenant shall submit tenant improvement plans to Landlord for Landlord’s review no later than ten (10) days from the date hereof.  The Expansion Tenant Improvement Plans shall be designed and detailed so that the Expansion Tenant Improvements will comply with applicable laws and building codes.  Within seven (7) days after Landlord’s receipt of the Expansion Tenant Improvement Plans, Landlord shall either approve the Expansion Tenant Improvement Plans (with Landlord’s approval not to be unreasonably withheld) or disapprove the Expansion Tenant Improvement Plans.  Any disapproval shall include a detailed explanation of the rejected components of the Expansion Tenant Improvement Plans.  If Landlord fails to respond in the established timeframe, the Expansion Tenant Improvement Plans shall be deemed to be approved by Landlord.  If Landlord disapproves the Expansion Tenant Improvement Plans, tenant may submit a revised version of the Expansion Tenant Improvement Plans to Landlord for its review in the same manner described above.  Tenant may continue such approval procedure until Landlord’s approval of the Expansion Tenant Improvement Plans is obtained or is deemed obtained.  Once the Expansion Tenant Improvement Plans have been approved by Landlord, Tenant shall submit the Expansion Tenant Improvement Plans to the appropriate governmental agency(ies) for the necessary permits to construct the Expansion Tenant Improvements.  Any nonmaterial change to the Expansion Tenant Improvement Plans required by a governmental agency shall be deemed approved by Landlord.  Tenant shall submit any material changes to the Expansion Tenant Improvement Plans required by a governmental agency to Landlord for its review in the manner described above, except that the timeframe in such event shall be five (5) business days.  Once the Expansion Tenant Improvement Plans are approved (or deemed approved) by Landlord and Tenant has obtained the necessary construction permits, Tenant shall retain a reputable licensed and insured contractor(s), of Tenant’s choice but subject to Landlord’s prior written approval, not to be unreasonably withheld or delayed, to perform the construction of the Expansion Tenant Improvements.  Such construction shall be performed in substantial compliance with the approved Expansion Tenant Improvement Plans. Tenant shall have the Expansion Tenant Improvements constructed in a professional, workmanlike manner.

2.             Payment of Expansion Allowance.  Landlord shall pay to Tenant the Expansion Allowance in accordance with the terms hereof.  The Expansion Allowance shall be used to pay for costs associated with Tenant’s design and construction of the Expansion Tenant Improvements, which costs may include, but shall not be limited to: (a) all costs charged to Tenant by contractors, subcontractors and suppliers for construction of the Expansion Tenant Improvements and installation of Tenant’s equipment; (b) fees, assessments and costs associated with securing approvals, permits and licenses; (c) costs of construction insurance (including, without limitation, casualty, liability, theft and workers’ compensation insurance); (d) utility hook-up fees; (e) premiums for any bonds required by Tenant; (f) architectural, design and engineering fees related to the Tenant Improvements; and (g) construction management fees incurred by Landlord for supervision of the Expansion Improvements.  The Expansion Allowance shall not be used towards the purchase of any items of personal property.  Landlord shall pay the amount of the Expansion Allowance in progress payments (payable no more frequently than monthly) after the date Tenant obtains a building permit covering construction of the Expansion Tenant Improvements.  Such progress payments shall be made by Landlord not later than ten (10) days after receipt by Landlord from Tenant of copies of invoices evidencing completed work and/or services provided.  Each invoice shall be accompanied by a written statement verifying that the work evidenced by such invoice has been completed, and/or that services evidenced by such invoice have been performed; such verification shall be rendered by Tenant’s architect, except that with regard to costs, fees and assessments not charged by contractors, subcontractors, or suppliers, such verification may be rendered by Tenant’s Representative, George Kilguss, III. Further, each invoice shall be accompanied by a conditional construction lien waiver, pertaining to such invoiced work, from the general contractor and each subcontractor, laborer or materialman, and by an unconditional construction lien waiver, pertaining to previous work for which payment has already been made, from the general contractor and each subcontractor, laborer or materialman.  Completion of the Expansion Tenant Improvements will be confirmed upon Landlord’s receipt of a Certificate of Completion for the Expansion Premises issued by the Town of Middletown Building Inspector and delivered to Landlord by Tenant.  Landlord shall have no obligation to make any progress payment while an uncured default in the Lease is continuing and the total of all such progress payments will in no event exceed the amount of the Expansion Allowance.  To the extent Expansion Tenant Improvements have been paid for by the Expansion Allowance, such Expansion Tenant Improvements shall be deemed at all times to be Landlord’s property.

3.             As Is.     Except for the work described in this Work Letter, Tenant accepts the Expansion Premises in its “as is” condition.

4.             Defined Terms.     All terms herein used shall have the same meaning as when used in the Lease and this First Amendment to Lease.